UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2010

Cleopatra International Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-534111 (Commission File Number)	26-3788124 (IRS Employer Identification No.)

No. 12 YingChun Road, 9th Floor, HaiWaiLianYi Building, LuoHu District, Shenzhen City, Guangdong Province, China

(Address of Principal Executive Offices)

(801) 580-4555

(Registrant’s telephone number, including area code)

Vibrosaun International, Inc.

(Former name or Former Address, If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

CLEOPATRA INTERNATIONAL GROUP, INC.

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets	1
	Share Exchange Agreement	1
	Forward Looking Statements	3
	Description of our Company	4
	Legal Proceedings	9
	Corporate History	10
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	11
	Risk Factors	18
	Security Ownership of Certain Beneficial Owners and Management	23
	Executive Officers and Directors	24
	Executive Compensation	25
	Certain Relationships and Related Transactions	27
Item 5.01	Changes in Control of Registrant	28
Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	28
Item 5.06	Change in Shell Company Status	28
Item 9.01	Financial Statements and Exhibits	29

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Item 2.01

Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

On June 24, 2010, Cleopatra International Group, Inc. (formerly known as Vibrosaun International, Inc.) (the “Company,” “we,” “our,” or “us”) entered into a share exchange agreement with Festive Lion Limited, a British Virgin Island company (“FLL”), and majority shareholders of FLL (the “Shareholders”). According to the terms of this agreement, the Company acquired 100% of equity ownership of FLL held by the Shareholders (the “FLL Shares”) in exchange for the issuance of 57,000,000 shares of the Company’s common stock (the “Exchange Shares”) in the aggregate, to the Shareholders. Upon the consummation of the transactions contemplated by the share exchange agreement, the aggregate percentage ownership of the Company held by shareholders of FLL was approximately 95%.

The share exchange agreement was entered into on June 24, 2010, in accordance with applicable law, and was consummated on September 15, 2010 (the “Exchange”). Immediately prior to the Exchange, the Company had a total of approximately 2,999,648 shares of its common stock issued and outstanding, and the Exchange Shares were issued in addition to the existing amount. For Federal income tax purposes, it was intended that the Exchange constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors of the Company and the Board of Directors of FLL each approved the Exchange.  At the time of the Exchange, FLL wholly owned World Alliance Holdings Limited, a Hong Kong company (“World Alliance Holdings”), and World Alliance Holdings wholly owned Shenzhen New Cleopatra Beauty & Salon Company Limited, a PRC limited liability company (“New Cleopatra”). As a result of the Exchange, New Cleopatra is an indirect wholly-owned subsidiary of the Company. Mr. Xu has no ownership interest in New Cleopatra except through his equity ownership of the Company.

Exhibit A of the share exchange agreement has been amended to reflect changes in the shareholders and the shareholders’ allocation since the execution of the agreement on June 24, 2010.  A copy of the share exchange agreement with Exhibit A, as amended, has been filed as an exhibit to this Current Report on Form 8-K/A is attached hereto.

The Company’s current corporate structure is set forth below:

Cleopatra International Group, Inc.

(Nevada) (the “Company”)

100%  â

Festive Lion Limited

(British Virgin Islands) (“FLL”)

100% â

 World Alliance Holdings Limited

(Hong Kong) (“World Alliance Holdings”)

100% â

Shenzhen New Cleopatra Beauty & Salon Company Limited

(People’s Republic of China) (“New Cleopatra”)

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In this Current Report on Form 8-K/A, all references to “the Company,” “we”, “our”, or “us” prior to the Exchange refer to Cleopatra International Group, Inc. and the business of the entity formerly known as Vibrosaun International, Inc.  Any references to “the Company,”, “we”, “our”, or “us” after the Exchange refer to Cleopatra International Group, Inc., together with its wholly-owned subsidiaries, FLL, World Alliance Holdings, and New Cleopatra.

Market Information

The Company’s common stock is currently listed on the Over-the-Counter Bulletin Board, under the symbol CLIN.OB.  In the last two fiscal years, there has been no trading in the Company’s common stock. As March 11, 2011, there were approximately 146 holders of the Company’s common stock.  The Company has yet to declare or pay any cash dividends, and do not intend to pay cash dividends in the foreseeable future. Furthermore, the Company does not currently have any equity compensation plans.

Description of the Registrant’s Securities

As of March 11, 2011, the Company had 100,000,000 authorized shares of common stock. Of these shares, there are 59,999,648 shares issued and outstanding. There are no dividend rates or indication of preference associated with these shares. Furthermore, the shares are not convertible or redeemable. The Company has no other equity authorized, issued, or outstanding.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

The issuance of the 57,000,000 Exchange Shares to the FLL shareholders in connection with the Exchange described above was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Other than the shares issued in connection with the Exchange, the Company has not sold any securities within the past three years which were not registered under the Securities Act. Likewise, the Company has not sold any registered securities in which proceeds would need to be accounted for.

Name Change

Prior to the execution of the share exchange agreement, on June 15, 2010, the Company, then known as Vibrosaun, formed a direct wholly-owned subsidiary with the name Cleopatra International Group, Inc. as a corporation under the laws of the State of Nevada.  On June 30, 2010 and effective July 2, 2010, the Company and Cleopatra International Group, Inc. entered into an Agreement and Plan of Merger, pursuant to which Cleopatra International Group, Inc. merged with and into the Company and the Company remained as the surviving corporation of the merger.

As a result of the merger, the corporate name of the Company was changed to “Cleopatra International Group, Inc.” Prior to the merger, Cleopatra International Group, Inc. had no liabilities or assets and, as a result of the merger the separate existence of Cleopatra International Group, Inc. then ceased.  The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

The Company, as the parent domestic Nevada corporation, owning 100% of the outstanding shares of its wholly owned subsidiary, Cleopatra International Group, Inc., under Nevada law (NRS Section 92A.180) was authorized to merge Cleopatra International Group, Inc. into itself without shareholder approval and effectuate a name change without shareholder approval.

The foregoing description of the share exchange agreement, merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) share exchange

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agreement, which is filed as Exhibit 2.1 hereto, and (ii) the Plan of Merger, which is filed as Exhibit 10.23 hereto, each of which is incorporated herein by reference.

Changes to the Business. The Company did not intend to carry on Vibrosaun’s business as its business upon the consummation of the Exchange. The Company operates in the beauty, hair, and spa industry in the People’s Republic of China.  The Company, through its indirect wholly owned subsidiary, New Cleopatra, provides beauty, hair, and spa services to its clients and members.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the share exchange agreement, the following changes to the Board of Directors and Executive Officers took place: David Merrell resigned as a director; David Rees resigned as Chief Executive Officer; YongPing Xu was appointed as the Chief Executive Officer and Director; HaiYing Guan was appointed as the President and Director; ZheYong He was appointed as the interim Chief Financial Officer. Biographies of the newly-appointed Board of Directors and Executive Officers are listed below.

YongPing Xu, age 36, is the CEO & Director.  Mr. Xu started learning hairstyling in Hong Kong in 1992 at MingFaLang. He started working in Shenzhen Shangri La in 1993 as a hairstylist. He was the founder and owner of Shenzhen Cleopatra Beauty & Salon Center (“Old Cleopatra”) since 1994, which  was later reorganized as New Cleopatra. In 2000, he studied creative hairstyling at Shanghai’s Vidal Sassoon Academy. In 2001, he attended Singapore’s Toni & Guy hairstyling course. In 2002, he attended UK’s Vidal Sassoon Academy hairstyling course. In 2003, he learned creative hairstyling in Japan.

HaiYing Guan, age 43, is the President and Director. She graduated from Guangzhou City Huang Village Sports Training Base where she studied Management from 1988 ~ 1990. From 1990 to 1991 she served as the Operations Supervisor of Shenzhen City Guomao Management Co. Ltd. From 1991 to 1993, she was the General Manager (Shenzhen Branch) of Hong Kong Heli Development Ltd. From 1993 to 1996, she was the president of Shenzhen City Feida Electronics Co. Ltd. From 1996 to 2006, she was the President of Shenzhen City Chuanhe Information Co. Ltd. Since 2007, she has served in the capacity of President of New Cleopatra.

ZheYong He, age 39, is the interim CFO. He graduated from Zhengzhou Institute of Aeronautical Industry Management in Accounting in 1995. From 1995 to 1997, he was the accountant in Aviation Industry Corporation of China. From 1997 to 1999, he was the Cost Estimator for Cai Zhong Computers (Shenzhen) Co. Ltd. From 1999 to 2003, he was the Finance Supervisor in Xin Yi Optical Plant Co. Ltd. From 2003 to 2008 he was the Finance Manager in Shenzhen Ju Tao Machinery Equipment.  Since 2008, he has been the Finance Director of New Cleopatra.

Accounting Treatment. The transaction set forth in the share exchange agreement is being accounted for as an acquisition and recapitalization. Cleopatra International Group, Inc. is the acquirer for legal purposes and FLL is the acquirer for accounting purposes.  Consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of FLL.

Forward-Looking Statements

Statements in this Current Report on Form 8-K/A and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “anticipates,” “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

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Description of our Company

Cleopatra International Group, Inc. was previously named Vibrosaun International, Inc.  Vibrosaun was formed as a Nevada corporation in 1986, under the name “Morning Glory Mining, Inc.”  Through the transactions described elsewhere in this section, the Company is now called “Cleopatra International Group, Inc.” The Company is in the beauty, hair, and spa industry and provides various beauty, hair, and spa services to its clients and members. The practices of the Company is described more fully in “The Business” section that follows.

The Business

Old Cleopatra was established in August 1994 in Shenzhen City, Guangdong Province.  Old Cleopatra operated in the beauty and hair service industry, primarily providing hair care services, and at that time was managed and operated by our chief executive officer, Mr. YongPing Xu, as a sole proprietor.  In 2007, in view of changing market conditions in Shenzhen, Mr. Xu established New Cleopatra, a new company in Shenzhen City, Guangdong Province in order to provide luxury beauty and hair services that would cater to high-income elite and celebrity clientele and to expand the company’s business scope to include spa services. As Chinese citizens have begun to enjoy higher disposable income due to recent years of economic growth, they have begun to seek and demand a better lifestyle and ways to demonstrate their heightened social status. Therefore, the demand for luxury hair and beauty services began to develop and the Company expanded to capture the increasing needs of the market. The clientele of New Cleopatra was transferred from Old Cleopatra and the luxurious clubhouse (described below), which has served to further promote the Company’s brand recognition.

New Cleopatra is located in an upscale shopping district and operates a 7,000 sq.m. beauty salon and spa facility (the “Clubhouse”).  In July 2007, New Cleopatra received the honorary title of “Six Stars” by the All-China Federation of Industry and Commerce—Hairdressing and Beauty Association (now known as the Beauty & SPA Exchange Centre, Chamber of Beauty Culture & Cosmetics, ACFIC) (the “ACFIC”).  The “Six Stars” are given annually for décor, quality of service, level of professionalism, pricing of services, and business operating procedures and based upon the standard of service, quality of equipment used, and the interior decorations at a facility.  This is a national honorary title and one of the highest given in our industry.  In October 2009, New Cleopatra was honored as the “Best Large Five-Service Beauty and Hair Club” in its province by the ACFIC. This honorary title is given to beauty salons and facilities that provide exceptional hair, beauty, and spa services. It is given on an annual basis to one company in each province in China. As such, approximately 31 of these honorary titles are awarded annually.

The Industry

We currently operate in the beauty, hair, and spa industry. China’s beauty, hair, and spa industry is a fragmented market.   According to China’s 2009-2012 Beauty, Hair, and Spa Market Research Report, which can be found at the China Research Report Website at www.BaogaoBaogao.com, the industry as a whole was worth approximately RMB400 billion in 2009.  This is also a very rapidly growing market, with a yearly growth rate typically not less than 20%.  The industry has a contribution margin of approximately 3% to 4% GDP to the Chinese economy.

The industry is highly fragmented with an increasingly competitive environment as customers seek to demonstrate their social status and as quality of living and per capital income continue to improve in China. According to the 2006 Market Research Report, beauty and hair salon customers in China are largely females and have an average age of 25.72.  In related statistics, approximately 28% are ages 20 and below, approximately 42% are ages between 21 and 30, approximately 23% are ages between 31 and 40, and approximately 7.33% are ages 41 and up. At the same time, the spending patterns on beauty and hair services trend by age group as follows: 7.83% are ages 20 and below, 30.41% are between ages 21 and 30, 30.01% are between ages 31 and 40, 20.6% are between ages 41 and 50, 8.02% are between ages 51 and 60 and 3.11% are ages 60 and up.

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Customers

Our target customers are professionals.  This includes people from the entertainment and fashion industry, and niche clientele from the general population, such as banks’ clients, golf members, high-end consumers, and white-collar customers.  We are a membership operated business.  However, we do operate a walk-in business as well.

Our business is typically frequented by business professionals, individuals from the entertainment and fashion industry, banks’ clients, golf members, high-end consumers, and white-collar customers. The customers we receive as walk-in clients are typically the same as those who hold memberships. In addition, we receive walk-in customers that are individuals wanting beauty services for a special event, such as weddings, company parties, or important company events.

Our Services

Our Facilities and Services Provided

As of December 31, 2009, New Cleopatra has operated the Clubhouse, a multi-service luxury establishment that includes a beauty center, a salon center and spa facilities.  At the salon center we provide the following services: manicure, pedicure, hair styling, hair treatment, shampoo, and makeovers.  At the beauty center and spa we provide the following services: skin care, body shaping, body wellness, body massage, sauna room, tanning services, and yoga.  In addition, we have an onsite food and beverage center which provides herbal teas, nutrition foods, among other things.

Products

Currently we do not manufacture our own products.  However, we use the highest quality products for our services, including: Vidal Sassoon, L’OREAL, Wella, Schwarzkopf, Olanbe, and many others.  In addition we carry a wide variety of products ranging from shampoos, hair dyes, and hair oils, to body lotions and herbal oils.

Having completed the transfer of Old Cleopatra’s hair and beauty service business to New Cleopatra at the end of 2008, the Company is primarily engaged in the sale of hair and beauty services. Meanwhile, Old Cleopatra’s business of selling beauty product sales to other retailers will continue to be carried out by Old Cleopatra. We do however believe that beauty product sales can be a value-added service for New Cleopatra’s customers as it gives them the option to purchase the same type of products that we use in the services offered at the Clubhouse.  As such, we have entered into an agreement dated January 1, 2010, whereby New Cleopatra and Old Cleopatra agreed to engage in the joint development of the retail and wholesale distribution of hair and beauty products to be sold by Old Cleopatra. New Cleopatra will retain 20% of the profits earned in this venture, while Old Cleopatra will receive 80% of the profits. The terms of the agreement are valid through June 30, 2011.

Our Service Team

We have a highly competent team of technical directors, all of whom have more than 15 years of experience in the industry.  Technical directors are senior employees that manage our hair stylists, provide in-house training, and offer their services to our customers at premium rates to our other hair stylists. Amongst our service team we have a 1990 graduate of the Vidal Sassoon Academy in London.  In addition, we have won numerous hairstyling competitions in Asia.  In total, we employ 200 full-time individuals; this includes our team of technical directors.

Customer Service and Quality Control

We strive to achieve the highest quality of customer service.  In our efforts to achieve this, we have worked with major international styling academies, such as Toni & Guy and Vidal Sassoon, to become proficient in the latest beauty styling and treatments.  We are currently in the process of attaining ISO 9000.  We use beauty, hair,

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and spa management software, as well as standard operating procedures for our business operations.  All of our equipment and equipment maintenance is supported by our vendors at the time of the equipment’s purchase.  Each member of our staff is a trained and competent service professional.  Finally, all of our customers are chaperoned by at least one member of our staff during their treatments.

Memberships and Marketing

We have several different types of memberships catered for different customer preferences. The level of membership selected by the customer will determine the specific type and amount of benefits the customer is eligible to receive and will determine pricing of the membership package. We adapt ourselves to the ever changing market by offering different types of packages for our services in the industry. The diversity of options helps both to attract new customers and to provide a variety of benefits to our existing customers.

As of 2009, we have approximately 10,000 members and 5,000 walk-in customers annually.  We have membership plans ranging from RMB5,000 to RMB280,000, or approximately $750 to $42,000 U.S. Dollars. We also offer discounts to our members ranging from 15% to 90% on our services and beauty products depending on the members choice of plans and services. As we want to promote the benefit of becoming a member, only members are eligible for discounts, while walk-in customers are not. Approximately 80% of our revenue is derived from members, and 20% of our revenue is derived from walk-in customers.

Competition

According to China Beauty & Hair Industry Market Research Report published by China Federation of Industry Beauty and Cosmetic Association in 2006 (the “2006 Market Research Report”), the beauty and hair salon industry is a highly fragmented and competitive market.  Currently, it is estimated that the industry has about 1.82 million beauty and hair salons in China.

Whereas many market entrants operate only as hair salons or only as beauty salons, our business model provides integrated services, offering beauty, hair salon and spa services under one roof.  Our most direct competitor in Shenzhen in terms of its scope of services is “M Beauty”. M Beauty describes itself as having been founded in Changsha, a Tier-2 city in China located in Hunan Province. M Beauty caters to middle and high-income clientele, and most of the 20 stores that M Beauty operates are located in Tier-2 cities, only recently beginning to expand into Tier-1 cities such as Shenzhen. Since we have been operating in the Tier-1 market for over 15 years, we believe we have a better understanding of the needs of customers in Tier-1 cities and can therefore provide better services that more accurately cater to their demands.

With respect to salons offering single-type services, we consider Salon Esprit located in Shenzhen as our most direct competitor in the hair salon service business based on service fee, target customer, and geographic location.  We both target customers with high disposable income who desire to demonstrate their social status.  Based on the price list available on Salon Esprit’s web site, Salon Esprit’s services range between RMB 100 and RMB 10,000, depending on the kind of hair service ordered. Our service fees are comparable but have a narrower price range of RMB 200 to RMB 3,000 per service ordered.

With respect to our beauty salon services, we compete with “Meng Yuan Beauty Center” and “Papira”, also located in Shenzhen. Based on information presented on their web sites, these salon companies offer services ranging from few hundred to tens of thousands RMB. In comparison our service fees range from RMB 280 – RMB 16,800 per service ordered.

Our Strategy

We target high disposable income customers with ages ranging between 25 and 45.  We believe that continual investment into fashion design know-how and techniques are important to attracting and retaining our customers. We believe that higher disposable income clients tend not to be as price sensitive, as long as their desired fashion and social status can be satisfactorily expressed. We believe that our business differentiates itself from its competitors by the numerous awards that it has received. New Cleopatra has not only received ISO 9001 Service

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Quality Assurance and ISO 14000 Facility Management Standard Recognition, but it was awarded “6 Stars” for the quality of its facilities and services in 2007 and was nominated as one of the top-5 hair salons in the nation.

As the Company has been operating in Shenzhen, a Tier-1 city, since 1994, we have evolved from a hair salon providing limited hair services to a luxurious high-end multi-service health and beauty clubhouse. As Shenzhen is designated by the PRC government as a special economic zone with geographic proximity to Hong Kong, it enjoys fashion influences from the international community ahead of any other Tier-2 cities.  The Company’s management system has grown from a sole proprietorship to a corporate system that allows for increased operational efficiency and service quality control.  Moreover, the Company has earned a reputation over the years in our target customer group.  The Company will continue to seek to distinguish ourselves from other competitors by offering a combination of beauty and hair services that maximizes cross-sector sales opportunities.  We plan to continue to focus on fashion design services that cater toward the elite and celebrities seeking luxurious individualized services and will strive to continually enhance our products and services to satisfy evolving customer demand.

In addition, as the market is highly fragmented, we may consider deploying a consolidation strategy to further consolidate the market and become a leading brand.  We intend to use our existing proven business management system, fashion training know-how and business model to further our geographic expansion. We intend to continue to target and grow in other Tier-1 cities by leveraging our existing clientele and marketing our service quality.

Material Marketing and Promotional Efforts

We attribute significant revenue growth to our promotion and marketing efforts.  Furthermore, our brand is important to our business. Therefore we employ the following marketing and promotional efforts to increase our brand awareness and service affordability:

1)

Advertisement: Advertisements in numerous consumer medias and physical locations such as the high-end shopping malls and high foot traffic and waiting areas, such as the airport.  We work with numerous advertisers and pay advertising fees.

2)

Payment Plan: To make our services more affordable, we work with China Merchant Bank to offer payment plans with no interest to China Merchant Bank’s credit card holders on selective services.  Pursuant to an agreement dated December 25, 2010, we have agreed to pay a transaction fee to the bank and receive full-payment up-front at the time of the transaction.  The amount of fees we incur range from 4% to 6%, depending on the size of the customer purchase, with no penalty action from the bank should a cardholder fail to make his or her payment obligation.

3)

Cross-Promotion: We work with other vendors that target similar types of clientele. We may offer discount vouchers for our services to such stores in exchange for the same value of gift vouchers that can be picked up by our members at our Clubhouse when using our services.

We may also provide free advertising space or sales counters for vendors. As an example of this type of arrangement, pursuant to an agreement with Shenzhen Daiweike Jewelry Co., Ltd. (“DBE”), between June 24, 2010 and July 23, 2010, DBE agreed to sponsor articles of jewelry for us to use in connection with promotional events at a Clubhouse evening gala and provided us with a section in its jewelry exhibit hall to sell our products and services. In return, we agreed to advertise DBE’s logo and products at our Clubhouse. We also provided DBE with a display counter on-site at the Clubhouse and included printed DBE advertisements in our brochures and at certain special events.

4)

Internet Sales:  To attract Internet customers to try our services, we offer selective heavily discounted priced service vouchers to a number of internet merchants. The internet merchant purchases the vouchers from us, then resells the vouchers and places our advertisement on their web site. The internet merchant earns the difference of the voucher price sold to customers and the price paid to us. The service vouchers sold by the Internet merchant is non-refundable.

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Our promotional arrangements are generally short-term with options to renew at different terms and considerations, depending on the market conditions and previous marketing results.

Suppliers

Currently we use several different products in tandem with the services we supply to our clients.  However, we feel we are not dependent on any significant product or service from a third party.  The products used by our Company are easily attainable through several suppliers.  In addition, we strive to and currently maintain professional relationships with our suppliers.

Regulatory Matters

Our industry is regulated by the Ministry of Commerce (“MOFCOM”), the Ministry for Industry and Commerce, and the Ministry of Health.  In November, 2004, MOFCOM promulgated Interim Measures for the Administration of Beauty Treatment and Hairdressing Industry (“the Measures”), which became effective on January 1, 2005.  Under the Measures, operators engaged in beauty treatment and hairdressing business (“Operators”) shall meet the following basic conditions: (A) having the ability to bear civil liability; (B) having a fixed place of business; (C) rendering the service with suitable facilities and equipment; and (D) has employed professional and technical personnel with appropriate certificates.  Furthermore, Operators are required to display the business licenses, health permits, service items and service fees; use or sell products or equipment that meet product quality and safety and health requirements and standards.  In the event that Operators fail to comply with this Measures, the local branch of MOFCOM may give them a warning, require them to rectify their noncompliance within a specific time period or make an announcement of such non-compliance to the public if deemed necessary.

Foreign Ownership of Chinese Companies

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment (the “Catalogue”), which was promulgated and is amended from time to time by MOFCOM and the National Development and Reform Commission.  The Catalogue divides industries into three categories: encouraged, restricted and prohibited.  An industry not listed in the Catalogue is generally open to foreign investment unless it is specifically restricted by other PRC regulations.  In addition, the establishment of wholly foreign-owned enterprises is generally permitted in many industries except for the restricted industries which are listed in the Catalogue or restricted by other government regulations (which are subject to governmental approvals) and industries prohibited from foreign investments.  Pursuant to the currently effective Catalogue (2007 version) and other PRC regulations, the business scope of New Cleopatra as indicated on its business license does not fall into the restricted or prohibited industries and does not restrict New Cleopatra from being a wholly foreign-owned enterprise.

On August 8, 2006, MOFCOM joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and State Administration of Foreign Exchange released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006 and was further amended on June 22, 2009.  These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises.  These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.

Employees

As of March 11, 2011, we had a total of 242 full-time employees. Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

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Property

We currently lease two locations.  The first is located at No. 12 YingChun Road, 9th Floor HaiWaiLianYin Building, Shenzhen City, LuoHu District, China.  This first location is predominately used as an office. This office is 11,313 square feet and the Company pays rent in the amount of RMB47,295, approximately $7,123 U.S. dollars, per month.  The lease expires November 30, 2011.

The second is located at RenMinNan Road, Level 5 – 063 King Glory Plaza, Shenzhen City, LuoHu District, China.  The second location is used predominately for our beauty, hair, and spa operations. The space is approximately 48,944 square feet and the Company pays rent in the amount of RMB272,820 , approximately $41,088 U.S. dollars, per month. The lease expires on November 30, 2014.  We feel this location is suitable and adequate for our current business operations and will accommodate our plans for expansion.

Material Intellectual Property

On April 10, 2006, our chief executive officer, YongPing Xu, applied to register a trademark “Cleopatra” which was approved by Trademark Office State Administration for Industry and Commerce of People’s Republic of China on September 28, 2009 with the trademark number 5274129. The duration of the trademark is 10 years, commencing September 28, 2009 and valid through September 27, 2019. The trademark covers the following Services: (1) Tattoo; (2) Manicure; (3) Eyewear; (4) Non-Surgery Procedure; (5) Hair Transplant; (6) Psychology; (7) Aromatherapy; (8) Steam Bath; (9) Beauty Salon; and (10) Hair Salon. Currently, the Company provides services that relate to nail design, facial care and hairstyling, which fall under categories (2), (9), and (10), respectively.

A manicure is not only a treatment for the natural nails but also for the hands. A manicure consists of filing, shaping of the free edge, treatments, massage of the hand and the application of polish. There are also manicure services that are specialties for the hands and feet. For the hands, the soaking of a softening substance and the application of a lotion is a common specialty. When applied to the toenails and feet, this treatment is referred to as a pedicure. Other nail treatments may include the application of artificial nail tips, acrylics or artificial nail gels. Some manicures can include the painting of pictures or designs on the nails or applying small decals or imitation jewels.  The Company offers nail fashion design services that covers both hands and feet.

Eyewear refers to providing optician services and related product sales. Optician services provide services such as testing of eyesight  providing advice on visual problems and prescribing and fitting spectacles or contact lenses when needed.  The Company currently does not offer any services under this definition.

Non-Surgery Procedure could include services such as removal of excessive body hair such as armpit hair, eyebrow and leg hair.  The Company currently does not offer any services under this definition.

The image of the trademark and other documentation has been filed with this Form 8-K as Exhibits 10.3, 10.4, 10.5, and 10.6.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of the filing date of this Form 8-K, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

9

Corporate History

Vibrosaun International, Inc.

Vibrosaun was organized pursuant to the laws of the State of Nevada on October 22, 1986, under the name “Morning Glory Mining, Inc,” with an authorized capital of $50,000 divided into 50,000,000 shares of common stock, par value $0.001 per share.  We were initially organized to engage in mining and mineral exploration; to deal in real and personal property; to issue indebtedness in the furtherance of the purposes of the corporation; to execute contracts; to acquire and develop patents, trademarks and copyrights; to borrow money; to acquire and pay for other businesses; to acquire and dispose of our own shares; to reorganize or dissolve corporations; and to engage in any lawful business which may be conducted under the laws of the State of Nevada.

Share Exchange Agreement

On June 24, 2010, the Company entered into a share exchange transaction with FLL and the majority shareholders of FLL. According to the terms of this Agreement, the Company acquired 100% of the FLL shares in exchange for the issuance of 57,000,000 shares of the Company’s common stock, in the aggregate, to the Shareholders.

The share exchange agreement was entered into on June 24, 2010, in accordance with applicable law, and was consummated on September 15, 2010.  Immediately prior to the Exchange, the Company had a total of approximately 2,999,648 shares of its common stock issued and outstanding, and the Exchange Shares were issued in addition to the existing amount. For Federal income tax purposes, it was intended that the Exchange constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors of the Company and the Board of Directors of FLL each approved the Exchange.  At the time of the Exchange, FLL wholly owned World Alliance Holdings, a Hong Kong company, and World Alliance Holdings wholly owned New Cleopatra. As such, New Cleopatra is an indirect wholly-owned subsidiary of FLL.

The Company’s current corporate structure is set forth below:

Cleopatra International Group, Inc.

(Nevada) (the “Company”)

100% â

Festive Lion Limited

(British Virgin Islands) (“FLL”)

100% â

World Alliance Holdings Limited

(Hong Kong) (“World Alliance Holdings”)

100% â

Shenzhen New Cleopatra Beauty & Salon Company Limited

(People’s Republic of China) (“New Cleopatra”)

10

Name Change

On June 15, 2010, the Company, then known as Vibrosaun, formed a direct wholly-owned subsidiary with the name Cleopatra International Group, Inc. as a corporation under the laws of the State of Nevada.  On June 30, 2010 and effective July 2, 2010, the Company and Cleopatra International Group, Inc. entered into an Agreement and Plan of Merger, pursuant to which Cleopatra International Group, Inc. merged with and into the Company and the Company remained the surviving corporation of the merger.

As a result of the merger, the corporate name of the Company was changed to “Cleopatra International Group, Inc.”  Prior to the merger, Cleopatra International Group, Inc. had no liabilities and nominal assets and, as a result of the merger the separate existence of Cleopatra International Group, Inc. then ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

The Company, as the parent domestic Nevada corporation, owning 100 % of the outstanding shares of Cleopatra International Group, Inc. , under Nevada law (NRS Section 92A.180) was authorized to merge Cleopatra International Group, Inc. into itself without shareholder approval and effectuate a name change without shareholder approval.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Results of Operations

These results should be read in conjunction with the Financial Statements and associated Notes submitted herewith attached hereto as Exhibit 99.1.

Results of Operations – Years Ended December 31, 2009 as Years Ended December 31, 2008

	Years Ended December 31,		Increase/	%
	2009	2008	(decrease)	change

Revenue	6,066,241	690,720	5,375,521	778.2
Cost of services and other operations	2,698,659	468,005	2,230,654	476.6
Gross profit	3,367,582	222,715	3,144,867	1,412.1
Selling and distribution expenses	195,537	-	195,537	N/A
General and administrative expenses	320,862	170,960	149,902	87.7
Other income	175,798	-	175,798	N/A
Other expenses	(40,686)	-	(40,686)	N/A
Income before income taxes	2,986,295	51,755	2,934,540	5670.1
Provision for income taxes	746,574	12,939	733,635	5670.0
Net income	2,239,721	38,816	2,200,905	5670.1

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Revenues

Revenue for the years ended December 31 of 2009 and 2008 are analyzed as follows:

	Years ended December 31,		Increase/	%
	2009	2008	(decrease)	change
Revenue
Beauty services	$6,013,106	$-	$6,013,106	N/A
Food, beverages and others	53,135	-	53,135	N/A
Management services	-	690,720	(690,720)	N/A
Total	$6,066,241	$690,720	$5,375,521	778.2

Sales revenue of $6,066,241 for the year ended December 31, 2009 represents revenue from the provision for beauty services.

Sales revenue of $690,720 for the year ended December 31, 2008 represents management fee income received from YongPing Xu, a shareholder of the Company.

The Clubhouse was established in February 2007 by YongPing Xu, one of Shenzhen Cleopatra Beauty & Salon Center (“Old Cleopatra”) and the Company’s shareholders, as a private entity. For future expansion, Mr. Xu established New Cleopatra with Haiying Guan in October 2007 to jointly own and operate the Clubhouse, with Mr. Xu and Ms. Guan owning a 51% and 49% stake in the Clubhouse, respectively. The shareholders also entered into the following transitional arrangements (the “Transitional Arrangements”) for the transfer of Clubhouse operations to New Cleopatra:

(i)

Mr. Xu transferred the Clubhouse’s property, plant and equipment with a net book value of $2,304,218 to New Cleopatra in November 2007.

(ii)

New Cleopatra became solely responsible for the management of the Clubhouse’s property, plant and equipment from November 2007 to December 2008. In return, New Cleopatra entered into an agreement to receive management fee income of RMB400,000 per month from Mr. Xu.

(iii)

The Clubhouse operations were not transferred to the Company until January 1, 2009. Mr. Xu transferred the Clubhouse’s operations, together with certain operating assets of $169,256 and obligations of $432,008, to the Company on January 1, 2009.

Prior to January 1, 2009, the Clubhouse was operated by Mr. Xu and he was entitled to the net proceeds, if any, arising from the Clubhouse operations during the period. The Company was responsible for the management of the Clubhouse’s property, plant and equipment during the period for a management fee income of RMB400,000 (or equivalent to approximately $57,560) per month.

Cost of services and other operations

Cost of services and other operations for the years ended December 31, 2009 and 2008 are analyzed as follows:

	Years ended December 31,		Increase/	%
	2009	2008	(decrease)	change
Cost
Beauty service	$2,657,396	$-	$2,657,396	N/A
Food, beverages and others	41,263	-	41,263	N/A
Management services	-	468,005	(468,005)	N/A
Total	$2,698,659	$468,005	$2,230,654	476.6

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Cost of services significantly increased from $468,005 for the year ended December 31, 2008 to $2,698,659 for the year ended December 31, 2009.   The increase in cost of services was mainly attributable to a full Clubhouse operation in 2009 whereas the Company was solely responsible for the provision of management service in 2008.

Gross profit

Gross profit and gross profit margin for the years ended December 31 of 2009 and 2008 are analyzed as follows:

		Years ended December 31,		Increase/	%
		2009	2008	(decrease)	change
Gross profit
Beauty service		$3,355,710	$-	$3,355,710	N/A
Food, beverages and others		11,872	-	11,872	N/A
Management services		-	222,715	(222,715)	N/A
		$3,367,582	$222,715	$3,144,867	1,412.1

Gross profit margin
Beauty service	%	55.8	-%	55.8	N/A
Food, beverages and others	%	22.3	-%	22.3	N/A
Management services	%	-	32.2%	(32.2)	N/A
Average		55.5	32.2	23.3	72.4

Gross profit increased from $222,715 for the year ended December 31, 2008 to $3,367,582 for the year ended December 31, 2009. The increase in gross profit and gross profit margin was mainly attributable to full Clubhouse operations in 2009 whereas the Company was only responsible for the provision of management services in 2008.

Selling and distribution expenses

Selling and distribution expenses for the year ended December 31, 2009 mainly comprised payroll for marketing staff of $123,297 and promotion expenses of $30,088.

The Company did not incur any selling and distribution expense in 2008 as the Company was only responsible for the provision of management services in 2008.

General and administrative expenses

General and administrative expenses mainly comprised administrative payroll of $248,434 and office expenses of $12,980. The increase in general and administrative expenses by $149,902 was mainly attributable to an increase in administrative payroll in 2009, as the Company took up full Clubhouse operations during the year and increased back office headcounts to support frontline operations.

Income before income taxes and provision for income taxes

Income before tax for the year ended December 31, 2009 was $2,986,295, representing an increase of $2,934,540 from 2008. The increase in income before tax was mainly attributable to the increase in sales revenue in 2009, as the Company took up full Clubhouse operations during the year.

Income tax for the years ended December 31, 2009 and 2008 was $746,574 and $12,939, respectively. The effective tax rate was approximately 25% for both financial years.

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Net income

Net income for the years ended December 31, 2009 and 2008 amounted to $2,239,721 and $38,816, respectively.  The increase in net income by $2,200,905 was mainly attributable to the increase in sales revenue.

Results of Operations – Six Months Ended June 30, 2010 as Compared to Six Months Ended June 30, 2009

	Six months ended June 30,		Increase/	%
	2010	2009	(decrease)	change

Revenue	$3,598,790	$2,691,947	$906,843	33.7
Cost of services and other operations	1,791,878	1,296,163	495,715	38.2
Gross profit	1,806,912	1,395,784	411,128	29.5
Selling and distribution expenses	514,325	153,552	360,773	235.0
General and administrative expenses	176,810	142,935	33,875	23.7
Other income	55,008	47,580	7,428	15.6
Other expenses	(63,674)	(30,510)	(33,164)	108.7
Income before income taxes	1,107,111	1,116,367	(9,256)	(0.8)
Provision for income taxes	276,778	279,092	(2,314)	(0.8)
Net income	$830,333	$837,275	$(6,942)	(0.8)

Revenues

Sales revenue for the six months ended June 30, 2010 and 2009 represents revenue from Clubhouse operations.

Revenue for the six months ended June 30 of 2010 and 2009 are analyzed as follows:

	Six months ended June 30,		Increase/	%
	2010	2009	(decrease)	change

Beauty services	$3,565,124	$2,672,428	$892,696	33.4
Food, beverages and others	33,666	19,519	14,147	72.5
Total revenue	$3,598,790	$2,691,947	$906,843	33.7

(a) Beauty services

Revenue for the six months ended June 30, 2010 and 2009 was $3,565,124 and $2,672,428, respectively, accounting for over 99% of total revenue for both periods. The increase in sales revenue by $892,696 mainly represents an increase in the revenues from beauty services of $588,543 and an increase in revenues from salon services of $304,153.

(b) Food, beverages and others

Revenue for the six months ended June 30, 2010 and 2009 only accounted for less than 1.0% of the Company’s operations for both periods, which is not significant to the Company’s operations.

14

Cost of services and other operations

Cost of services and other operations for six months ended June 30 of 2010 and 2009 are analyzed as follows:

	Six months ended June30,		Increase/	%
	2010	2009	(decrease)	change
Cost
Beauty service	$1,764,837	$1,276,371	$488,466	38.3
Food, beverages and others	27,041	19,792	7,249	36.6
Total	$1,791,878	$1,296,163	$495,715	38.2

(a)

Beauty service

Cost of services increased by $488,466 from $1,276,371 for the six months ended June 30, 2009 to $1,764,837 for the same period of 2010. The change was generally in line with the increase in revenue.

(b)

Food, beverages and others

The increase was insignificant to the Company’s operations.

Gross profit

Gross profit and gross profit margin for the six months ended June 30 of 2010 and 2009 are analyzed as follows:

		Six months ended June 30,		Increase/	%
		2010	2009	(decrease)	change
Gross profit
Beauty service		$1,800,287	$1,396,057	$404,230	29.0
Food, beverages and others		6,625	(273)	6,898	(2,526.7)
		$1,806,912	$1,395,784	$411,128	29.5
Gross profit margin
Beauty service	%	50.5	52.2%	(1.7)	(3.3)
Food, beverages and others	%	19.7	(1.4)%	21.1	(1,507.0)
Average		50.2	51.9	(1.6)	(3.2)

(a)

Beauty service

Gross profit increased by $404,230, or 29%, from $1,396,057 for the six months ended June 30, 2009 to $1,800,287 for the same period of 2010. The increase in gross profit was mainly driven by the increase in sales revenue. Gross profit margin for the six months ended June 30, 2010 is generally comparable to the gross profit margin for the same period of last year.

(b)

Food, beverage and others

The increases in gross profit and gross profit margin were not significant to the Company’s operation.

Selling and distribution expenses

Selling and distribution expenses increased from $153,552 for the six months ended June 30, 2009 to $514,325 for the six months ended June 30, 2010.  The significant increase in selling and distribution expenses was mainly attributable to the increase in marketing and advertising expenses of $370,965.

15

General and administrative expenses

General and administrative expenses increased by $33,875 from $142,935 for the six months ended June 30, 2009 to $176,810 for the six months ended June 30, 2010. The increase in general and administrative expenses was primarily due to the increase in office expenses of $26,357, as the Company expanded its back office during the first half of 2010.

Income before income taxes and provision for income taxes

The Company recorded a profit before income tax of $1,107,111 for the six months ended June 30, 2010. The amount is generally comparable to a profit of $1,116,367 for the six months ended June 30, 2009.

Income tax expense for the six months ended June 30, 2010 and 2009 was $276,778 and $279,092, respectively. The effective tax rate was approximately 25% for both financial years.

Net income

Net income for the six months ended June 30, 2010 was $830,333. The amount is generally comparable to a net income of $837,275 for the comparative period last year.

Liquidity and Capital Resources

Cash and cash equivalents

As of June 30, 2010, the Company had a total cash and cash equivalents of $208,245 compared to $21,000 as of December 31, 2009.  The cash was mainly used to fund our operations.  The Company’s cash flows for the six months ended June 30, 2010 are analyzed as follows:

Cash Flows – Six Months Ended June 30, 2010 as Compared to Six Months Ended June 30, 2009

	Six months ended June 30,
	2010	2009

Net cash provided by operating activities	$504,498	$1,600,073
Net cash used in investing activities	(111,245)	(1,499)
Net cash used in financing activities	(207,358)	(1,377,163)
Net increase in cash and cash equivalents	$185,895	$221,411

Our net cash provided by operating activities for the six months ended June 30, 2010 and 2009 was $504,498 and $1,600,073, respectively. The decrease in cash flows from operating activities by $1,095,575 was mainly due to i) the increase in prepayment by $881,670, as the Company prepaid approximately $769,950 for purchase of cosmetic products; and ii) the increase in amount due from Old Cleopatra of $509,912. Old Cleopatra is a PRC entity that is owned by Mr. YongPing Xu, our chief executive officer and majority shareholder of the Company. As of the balance sheet dates, the amounts are unsecured, interest free, and have no fixed terms of repayments.

Our cash flow used in investing activities of $111,245 for the six months ended June 30, 2010 represents purchase of equipment and machinery during the period.

Our cash flows used in financing activities for the six months ended June 30, 2010 and 2009 was $207,358 and $1,377,163, respectively. The decrease in cash flows used in financing activities was mainly due to the decrease in amount due to a shareholder by $1,226,054. The amount due to a shareholder represents advances from Mr. YongPing Xu to the Company. As of the balance sheet dates, the balances are unsecured, interest free, and have no fixed terms of repayments.

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Working Capital

As of June 30, 2010, the Company recorded a working capital deficit of $1,076,299, as compared to a deficit of $2,638,339 as of December 31, 2009.  The decrease in deficit was mainly attributable to the profit for the first half of 2010.

As of June 30, 2010, there are no lines of credit or other external sources available to the Company.  We currently do not have any material commitments for capital expenditures.

We anticipate that our existing cash balances and cash generated from future sales will be sufficient to permit us to conduct our operations and to carry out our contemplated business plans for the next twelve months.

Off-Balance Sheet Transactions

We do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, cash flows, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these condensed consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimates are made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements.

We believe that the following critical accounting policy reflect the significant estimates and assumptions which are used in the preparation of the consolidated financial statements and affect our financial condition and results of operations.

Revenue Recognition

Revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, price has been fixed or is determinable, and collectability is reasonably assured, on the following bases:

(i)

Service revenue

The Company provides membership packages to members while also accepting walk-in customers.

For membership packages, the amount received from customers represents prepaid beauty services. As the Company is obliged to provide future beauty services to customers, all moneys received will be recognized as deferred service revenue. When services are rendered, the amount will be recognized as revenue.

For walk-in customers, sales revenue is recognized at the time the service is rendered.

17

(ii)

Food and beverage revenues are recognized upon delivery;

(iii)

Sublease revenue, on an accrual basis;

(iv)

Other revenue, when the right to receive payment has been established.

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have any material impact on its financial statements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

Competition may increase in the beauty, hair, and spa industry.

We may in the future compete for potential customers with current companies not yet offering services in our industry and/or new companies to the industry.  Competition in the industry may increase in the future.  Increased competition could result in price reductions, and reduced margins or loss of market share.

There can be no assurance that we will be able to compete successfully against future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our profitability depends, in part, on our ability to provide customer satisfaction, and if we are unable to maintain this, we could lose our competitive advantage.

We believe our brand has gained substantial recognition by consumers.  We believe this is largely due to our high standards of quality control.  If we fail to continue to maintain this, we could potentially lose customers, which would adversely affect our operations.

The success of our business depends on maintaining key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel.

We rely heavily on the services of our technical directors, as well as several other management personnel.  Loss of the services of any such individuals would adversely impact our operations.  In addition, we believe our technical directors represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to retain these key employees and our ability to attract and retain equally skilled employees.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical directors. Qualified technical directors periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical directors.

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There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical directors in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of consumers purchasing products and/or services.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to a decrease in spending by consumers.  If these economic conditions are prolonged or deteriorate further, the market for our services could potentially decrease accordingly.

Risks Relating to Our Industry

We have experienced product and service changes in our industry. New products and services may provide additional alternatives and result in a decrease in our consumer base.

The beauty, hair, and spa industry, in general, is a quickly changing industry. Our future success will depend on our ability to appropriately respond to changing changes in customer preferences, as well as new products or services being offered by our competitors.  If we adopt products and services that are not attractive to consumers, we may not be successful in capturing or retaining a significant share of our market.

Existing regulations, and changes to such regulations, may present barriers to the use of our products and/or service. which may significantly reduce demand for our products and/or services.

Our services are currently regulated by the Ministry of Commerce, the Ministry for Industry and Commerce, and the Ministry of Health.  We currently comply with the regulations these Ministries have set forth.  However, a change in these regulations could create unknown barriers in continuing our operations as they currently exist.

Our success depends on providing products and services that create an enjoyable experience for our customers and members.

Our Company must continue be aware of our customer’s needs and satisfaction of the products and services we offer.  The Company’s operating results would suffer if we were not responsive to the needs of our customers and members.

Our Company could potentially experience rapid growth in operations, which would place significant demands on the Company’s management, operational, and financial infrastructure.

If the Company does not effectively manage its growth, the quality of its products and services could suffer, which could negatively affect the Company’s brand and operating results.  To effectively manage this growth, the Company will need to continue to improve its operational, financial, and management controls and its reporting systems and procedures.  Failure to implement these improvements could hurt the Company’s ability to manage its growth and financial position.

The brand identity that the Company has developed has significantly contributed to the success of its business. Maintaining and enhancing the Company’s brand image is critical to expanding the Company’s base of customers and members.

The Company believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the beauty, hair, and spa market. If the company fails to maintain and enhance the Company’s brand, or if it incurs excessive expenses in this effort, the Company’s business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing the Company’s brand will depend largely on the Company’s ability to continue to provide high-quality products and services.

19

Risks Relating to Our Organization and Our Common Stock

As of July 2, 2010, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Merger, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

Our accounting personnel lacks significant experience in preparing financial statements and converting our books and records to U.S. GAAP, which could adversely affect the accuracy of our financial statements and the management of our business.

Our accounting personnel lacks significant experience in preparing financial statements and converting our books and records to U.S. GAAP, which could adversely affect the management of our business. There are several factors that impact our ability to accurately prepare financial statements and to convert our books and records to U.S. GAAP, including that our books and records are maintained and prepared in PRC GAAP and the employees who have primary responsibilities of preparing and supervising the preparation of the financial statements under U.S. GAAP do not have significant knowledge of and professional experience with U.S. GAAP and SEC rules and regulations. To address this weakness, we have recently hired two additional employees to our accounting and financial staff that we believe with assist us in this regard.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

20

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a merger. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•

changes in our industry;

•

competitive pricing pressures;

•

our ability to obtain working capital financing;

•

additions or departures of key personnel;

•

limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

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sales of our common stock;

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our ability to execute our business plan;

•

operating results that fall below expectations;

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loss of any strategic relationship;

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regulatory developments;

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economic and other external factors; and

•

period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become.  As soon as is practicable after becoming eligible, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

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Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our common stock is currently a “penny stock,” which may make it more difficult for our investors to sell their shares.

Our common stock is currently and may continue in the future to be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.

An overhang is a measure of the potential dilution to which a common stock’s existing shareholders are exposed, due to the potential that stock-based compensation will be awarded to executives, directors, or key employees of the company.  It is usually represented in percentage form.  There is no precise rule-of –thumb for determining what level of options overhang is bad for investors but, general speaking, the higher the number, the greater the risk.

The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Techniques employed by manipulative short sellers in Chinese small cap stocks may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has, supposedly, borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.   As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short.  While traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called research reports that mimic the type of investment analysis performed by large Wall Street firm and independent research analysts.  These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base.  Issuers with business operations based in China and who have limited

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trading volumes and are susceptible to higher volatility levels than U.S. domestic large-cap stocks, can be particularly vulnerable to such short attacks.

These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the U.S., are not subject to the certification requirements imposed by the Securities and Exchange Commission in Regulation AC (Regulation Analyst Certification) and, accordingly, the opinions they express may be based on distortions of actual facts or, in some cases, fabrications of facts.  In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running just one successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed shorts will continue to issue such reports.

While we intend to strongly defend our public filings against any such short seller attacks, oftentimes we are constrained, either by principles of freedom of speech, applicable state law (often called “Anti-SLAPP statutes”), or issues of commercial confidentiality, in the manner in which we can proceed against the relevant short seller.  You should be aware that in light of the relative freedom to operate that such persons enjoy – oftentimes blogging from outside the U.S. with little or no assets or identity requirements – should we be targeted for such an attack, our stock will likely suffer from a temporary, or possibly long term, decline in market price should the rumors created not be dismissed by market participants.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the closing date of the Exchange, September 15, 2010, regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Cleopatra International Group, Inc., No. 12 YingChun Road, 9th Floor, HaiWaiLianYi Building, LuoHu District, Shenzhen City, Guangdong Province, China.  The table is respectively based upon 59,999,648 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	percentage Beneficially Owned(1)(2)
YongPing Xu, Chief Executive Officer and Director	29,627,500 (3)	49.4%
HaiYing Guan, Chairwoman, President and Director	18,360,000	30.6%
ZheYong He, Interim Chief Financial Officer	0	0%
Hua Deng, Director	200,000	* %
David M. Rees (4)	2,279,000	3.8%
Vincent & Rees LC (4)	2,279,000	3.8%
All officers and directors as a group (5 individuals)	50,466,500	84.1%

*Less than 1%.

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 15, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2) Based on 59,999,648 shares of our common stock (includes the assumption of the exercise of all securities) outstanding immediately following the closing of the share exchange agreement.

(3) Includes (i) 27,540,000 shares of common stock held by Mr. Xu, and (ii) 2,087,500 shares of common stock held by Xiaoli Hong, Mr. Xu’s wife.

(4)  David M. Rees may be deemed to be the beneficial owner of the 2,279,000 shares of Vincent & Rees, LC.  Mr. Rees is the owner of Vincent & Rees, LC.

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Executive Officers and Directors

The following persons are our executive officers and directors as of September 15, 2010 and hold the positions set forth opposite their respective names.

Name	Age	Position
YongPing Xu	36	CEO and Director
HaiYing Guan	43	President, Chairwoman and Director
ZheYong He	39	Interim Chief Financial Officer
Hua Deng	44	Director
David M. Rees	43	CEO and Director*

*In connection with the Exchange, David Rees resigned as CEO on September 15, 2010 and as director on September 20, 2010.

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.  We feel our officers and directors should serve in such capacity in light of our business structure because: they all have a degree or professional diploma, they have management knowledge, they have previous experience in the industry and are able to adapt to changes within the industry, and they are able to work resourcefully to strategize for the Company.

Biographies

Directors and Officers

YongPing Xu, age 36, is the CEO & Director. Mr. Xu started learning hairstyling in Hong Kong in 1992 at MingFaLang. He started working in Shenzhen Shangri La in 1993 as a hairstylist. He has been the owner of New Cleopatra since 1994 when he founded the company (initially as Old Cleopatra). In 2000, he studied creative hairstyling at Shanghai’s Vidal Sassoon Academy. In 2001, he attended Singapore’s Toni & Guy hairstyling course. In 2002, he attended UK’s Vidal Sassoon Academy hairstyling course. In 2003, he learned creative hairstyling in Japan. We believe that Mr. Xu provides the Board of Directors with unique insight into the know-how and competitive landscape of the industry as well as a strong understanding of corporate development, all of which are important to achieving the Company’s vision.

HaiYing Guan, age 43, is the President and Director. She graduated from Guangzhou City Huang Village Sports Training Base where she studied Management from 1988 ~ 1990. From 1990 to 1991 she served as the Operations Supervisor of Shenzhen City Guomao Management Co. Ltd., a property management company.  From 1991 to 1993, she was the General Manager (Shenzhen Branch) of Hong Kong Heli Development Ltd., a property management company.  From 1993 to 1996, she was the president of Shenzhen City Feida Electronics Co. Ltd., a company that manufactures and sells mobile phone chips.  From 1996 to 2006, she was the President of Shenzhen City Chuanhe Information Co. Ltd., a company that provides industry information on various industries, such as the medical, beauty, and salon industries.  Since 2007, she has served in the capacity of President of New Cleopatra.  We believe that Ms. Guan provides the Board of Directors with unique insight into the high-income customer market as well as social networks that can be utilized to promote the Company’s image through brand recognition and corporate social responsibility.

ZheYong He, age 39, is the interim CFO. He graduated from Zhengzhou Institute of Aeronautical Industry Management in Accounting in 1995. From 1995 to 1997, he was the accountant in Aviation Industry Corporation of China, a military research and production facility. From 1997 to 1999, he was the Cost Estimator for Cai Zhong Computers (Shenzhen) Co. Ltd., a computer motherboard manufacturer.  From 1999 to 2003, he was the Finance Supervisor in Xin Yi Optical Plant Co. Ltd., an optical manufacturer.  From 2003 to 2008 he was the Finance

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Manager in Shenzhen Ju Tao Machinery Equipment, a company that specializes in oil and gas services, shipbuilding, civil engineering, and equipment manufacturing.  Since 2008, he has been the Finance Director of New Cleopatra.

Deng Hua, age 44, has served as a director of the Company since September 2010. Since  2006, Mr. Deng has also served as a Director of Shenzhen Hanhong Investment Co. Ltd., located in Shenzhen, China, is an investment company focused in emerging companies located in China. Prior to joining Shenzhen Hanhong Investment Co. Ltd., Mr. Deng served as Assistant to the President of Shenzhen Zhongao Investment Guarantee Co. Ltd. from 2004 to 2006. From 2001 to 2004, he served as Finance Director in Zhuhai Beisi Te Chemical Co. Ltd., and from 1989 to 2001 he served as Finance Supervisor in Lanzhou Aluminum Plant. Mr. Deng graduated from Hunan University of Technology with a degree in Electrical Engineering in 1989. We believe that Mr. Hua provides the Board of Directors with unique insight into the financial planning, corporate finance, and budgeting aspects of our business.

*David M. Rees has been a partner in the Salt Lake City firm of Vincent & Rees, L.C., a law and business advisory firm, since 2004.  Mr. Rees was appointed as a director of the Company on May 14, 2010, and on September 20, 2010, Mr. Rees resigned as a director of the Company.  Mr. Rees currently serves as director of a number of public companies, including BidGive International. Inc. and PacWest Equities, Inc., both since June 2010. He has previously served as director of Well Renewal, Inc. from March 2007 through December 2007 and as director of College Partnership, Inc. from December 2006 through April 2007. From 2002 to 2004, David served as CEO of English Language Learning and Instruction System, a publicly traded educational software company in Sandy, Utah.   David was an associate in the Mergers & Acquisitions and Corporate Finance departments at the law firm of Skadden, Arps, Slate, Meagher & Flom in New York, NY.  David received his B.A. in History from Weber State University in 1990 and his J.D. from New York University in 1993.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by our named executive officers

			Deferred				All Other
Name and			Compen-		Stock	Option	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation

YongPing Xu	2009	$ -	$ -	$ -	$ -	$ -	$1,320,895.88 (1)
CEO	2008	$ -	$ -	$ -	$ -	$ -	$ -

David M. Rees	2009	$ -	$ -	$ -	$ -	$ -	$ -
Former CEO (2)	2008	$ -	$ -	$ -	$ -	$ -	$ -
David C. Merrell	2009	$ -	$ -	$ -	$ -	$ -	$ -
President (3) (2)	2008	$ -	$ -	$ -	$ -	$ -	$ -

(1) The amount provided in the “All Other Compensation” column reflects the net proceeds received by Mr. Xu arising out of the Clubhouse operations (as described elsewhere in this document).

(2) David Rees, the chief executive officer and director of the Company prior to the Exchange, resigned from his positions as CEO and director on September 15, 2010 and September 20, 2010, respectively. As of September 15, 2010, Mr. Rees held 2,279,000 shares of common stock through his ownership of Vincent & Rees, LC.

(3) David Merrell served as president and director of the Company from February 10, 1997 to May 14, 2010.

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Agreements with Executives Officers

The Company does not currently have any employment agreements with any of its Executive Officers.

Stock Option Plan

The Company does not currently have any equity compensation plans or stock option plans, but may decide to implement on in the future.

Director Compensation

During the fiscal years ended December 31, 2009 and 2008, our directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our directors any compensation for their services in such capacity in the future.

Directors’ and Officers’ Liability Insurance

The Company does not have directors’ and officers’ liability insurance.  This could potentially be implemented in the future, however, there is currently no plans for any implementation in the near future.

Notwithstanding the above, Section VII of the Company’s Bylaws addresses the indemnification matters of the Company.  Specifically, the Bylaws state that :

(i) the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(ii) the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(iii)  expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Section may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officers, employee, or agent to repay such amount or amounts unless if it is ultimately determined that he or she is to indemnified by the Company as authorized.

(iv) the indemnification authorized shall apply to all present and future directors, officers, employees, and agents of the Company and shall continue as to such persons who ceases to be directors, officers, employees, or

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agents of the Company, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.

Additionally, our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”). Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Code of Ethics

The Company adopted a Code of Ethics on April 14, 2009.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

As of the dates indicated below, the following amounts were due from/(to) a related party:

	June 30, 2010	December 31, 2009

Shenzhen Cleopatra Beauty & Salon Center	$509,912	$(28,134)

Shenzhen Cleopatra Beauty & Salon Center, or Old Cleopatra, is a PRC entity owned by Mr. YongPing Xu, a shareholder of the Company. As of the dates indicated, the amounts are unsecured, interest free, and have no fixed terms of repayments. The amounts were advanced and accumulated during the year for the purpose of developing the wholesale and retail business of beauty products with Old Cleopatra in connection with the product cooperation agreement between New Cleopatra and Old Cleopatra dated January 1, 2010.

In addition to the transactions described above, the following transactions occurred between the Company and Mr. YongPing Xu:

1.

Mr. Xu entered into the following transitional arrangements (the “Transitional Arrangements”) for the transfer of Clubhouse operations to New Cleopatra:

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(i)

Mr. Xu transferred the Clubhouse’s property, plant and equipment with a net book value of $2,304,218 to New Cleopatra in November 2007.

(ii)

New Cleopatra was solely responsible for the management of the Clubhouse’s property, plant and equipment from November 2007 to December 2008. In return, New Cleopatra entered into an agreement to receive management fee income of RMB 400,000 per month from Mr. Xu.

(iii)

The Clubhouse operations were not transferred to New Cleopatra until January 1, 2009. Prior to the transfer of these operations, Mr. Xu operated the Clubhouse as a sole proprietor. According to the agreement, Mr. Xu was entitled to the net proceeds (if any) arising from the Clubhouse operations during the period from November 2007 to December 2008, and bore all risks associated with the operations during that period of time.

(iv)

Mr. Xu transferred the Clubhouse’s operations, together with certain operating assets of $169,256 and obligations of $432,008, to the Company on January 1, 2009.

2.

Management fee income

In connection with the Transitional Arrangements, a management fee income of US$690,720 was attributed to New Cleopatra for the fiscal year of 2008.

3.

Amounts due to Mr. YongPing Xu

As of December 31, 2008, the amount due to Mr. Xu, a majority shareholder, was US$1,742,244.

As of December 31, 2009, the amount due to Mr. Xu was US$713,384.

As of June 30, 2010, the amount due to Mr. Xu was US$534,160.

All of the above amounts due to Mr. Xu are unsecured, interest free and have no fixed terms of repayment.  Pursuant to an interim loan agreement dated January 1, 2009 between Mr. Xu and New Cleopatra, the above loans were due to be repaid by June 30, 2010, however the Company did not repay the loans in full until December 31, 2010.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K/A, which disclosure is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the share exchange agreement, the following changes to the Board of Directors and Executive Officers took place: David Merrell resigned as a director; David Rees resigned as Chief Executive Officer; YongPing Xu was appointed as the Chief Executive Officer and Director; HaiYing Guan was appointed as the President and Director; ZheYong He was appointed as the interim Chief Financial Officer. Please refer to the section entitled ”Executive Officers and Directors – Biographies” for biographies of the newly-appointed Board of Directors and Executive Officers.

Item 5.06     Change in Shell Company Status

On September 15, 2010, upon the closing of the share exchange agreement, the Company ceased being a shell company as defined in the Securities Act.  Please refer to Item 2.01 for a description of the Exchange and the transactions contemplated thereunder.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Festive Lion Limited’s audited consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 and FLL’s unaudited consolidated financial statements for the period ended June 30, 2010 and 2009 are filed in this Current Report on Form 8-K/A as Exhibits 99.1 and 99.2, respectively.

(b) Proforma Financial Statements.  In accordance with Item 9.01(b), the unaudited pro forma financial statements of Cleopatra International Group, Inc. are filed in this Current Report on Form 8-K/A as Exhibit 99.3.

(c) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
2.1	Share Exchange Agreement between Vibrosaun International, Inc. and Festive Lion Limited, dated June 24, 2010, as amended. (1)
3.1	Amended and Restated Certificate of Incorporation of Vibrosaun International, Inc. (2)
3.2	By-laws of Vibrosaun International, Inc. (2)
3.3	Filed Stamped Articles of Amendment including Agreement and Plan of Merger (3)
4.1	Not Applicable
9.1	Not Applicable
10.1	Cleopatra Cooperation Agreement between Hailing Guan and YongPing Xu (4)
10.2	Cleopatra Supplementary Agreement between Hailing Guan, YongPing Xu, and Shenzhen New Cleopatra Beauty & Salon Company Limited dated January 10, 2009.(4)
10.3	Cleopatra Trademark Image (4)
10.4	Cleopatra trademark publication back-cover of the State Administration for Industry & Commerce of the People’s Republic of China (4)
10.5	Cleopatra trademark publication front-cover of the State Administration for Industry & Commerce of the People’s Republic of China (4)
10.6	Cleopatra Trademark (4)
10.7	Interim Loan Agreement, dated January 1, 2009, by and between Shenzhen New Cleopatra Beauty & Salon Company Limited and YongPing Xu.*
10.8	Product Cooperation Agreement, dated January 1, 2010, by and between Shenzhen Cleopatra Beauty & Salon Center and Shenzhen New Cleopatra Beauty & Salon Company Limited.*
11.1	Not Applicable
12.1	Not Applicable

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21.1	Subsidiaries *
23.1	Consent of Independent Registered Public Accounting Firm *
24.1	Not Applicable
99.1	Festive Lion Limited and Subsidiaries financial statements for the fiscal years ended December 31, 2009 and 2008, as amended.*
99.2	Festive Lion Limited and Subsidiaries financial statements for the six month period ended June 30, 2010 and 2009, as amended. *
99.3	Cleopatra International Group, Inc. and Subsidiaries pro-forma financial statements for the fiscal year ended December 31, 2009 and the six month period ended June 30, 2010. *

*     Filed herewith

(1)          Exhibit 2.1, the Share Exchange Agreement between Vibrosaun International, Inc. and Festive Lion Limited, dated June 24, 2010, as amended, was previously filed with the SEC on Form 8-K on September 16, 2010, and are herein incorporated by reference.

(2)

Vibrosaun International, Inc.’s Amended and Restated Certificate of Incorporation and By-laws, Exhibits 3.1 and 3.2, respectively, were previously filed with the SEC on Form 10, on September 12, 2008, and are herein incorporated by reference.

(3)

Exhibit 3.3, the Filed Stamped Articles of Amendment including Agreement and Plan of Merger, was previously filed with the SEC as Exhibit 3.1 to Form 10-Q on August 16, 2010, and are herein incorporated by reference

(4)

Exhibits 10.1 through 10.6 were previously filed with the SEC on Form 8-K/A on December 28, 2010, and are herein incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2011

CLEOPATRA INTERNATIONAL GROUP, INC.

By: /s/ YongPing Xu

YongPing Xu

Chief Executive Officer and Director

By: /s/ ZheYong He

ZheYong He

Interim Chief Financial Officer

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